Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus and the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 270 to the Registration Statement (Form N-1A; File No. 333-102228) of Invesco Exchange-Traded Fund Trust of our report dated October 30, 2017, with respect to the financial statements and financial highlights of the following Predecessor Funds: Guggenheim Dow Jones Industrial Average Dividend ETF, Guggenheim Insider Sentiment ETF, Guggenheim Mid-Cap Core ETF, Guggenheim Multi-Asset Income ETF, Guggenheim S&P Spin-Off ETF and Guggenheim Wilshire Micro-Cap ETF (six of the series constituting Claymore Exchange-Traded Fund Trust) included in the Annual report to shareholders for the fiscal year ended August 31, 2017, and our reports dated December 21, 2017, with respect to the financial statements and financial highlights of the S&P 500 Equal Weight ETF, S&P MidCap 400 Equal Weight ETF, S&P SmallCap 600 Equal Weight ETF, S&P Equal Weight Consumer Discretionary ETF, S&P Equal Weight Consumer Staples ETF, S&P Equal Weight Energy ETF, S&P Equal Weight Financials ETF, S&P Equal Weight Health Care ETF, S&P Equal Weight Industrials ETF, S&P Equal Weight Materials ETF, S&P Equal Weight Real Estate ETF, S&P Equal Weight Technology ETF, S&P Equal Weight Utilities ETF, S&P 500 Top 50 ETF, S&P 500 Pure Value ETF, S&P 500 Pure Growth ETF, S&P Midcap 400 Pure Value ETF, S&P Midcap 400 Pure Growth ETF, S&P Small Cap 600 Pure Value ETF, S&P Small Cap 600 Pure Growth ETF and S&P 100 Equal Weight ETF (twenty one of the series constituting Rydex ETF Trust) included in the Annual Report to shareholders for the fiscal year ended October 31, 2017.

/s/ Ernst & Young LLP

Tysons, Virginia

August 24, 2018